EXHIBIT 1.1


                          VAN KAMPEN FOCUS PORTFOLIOS,
                            TAXABLE INCOME SERIES 17

                                 TRUST AGREEMENT

                            Dated: September 23, 2002

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, J.J. Kenny Co., Inc., as Evaluator, and Van Kampen Investment Advisory Corp., as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Insured Income Trust, Effective for Unit Investment Trusts Established On and After May 24, 2001 (Including Van Kampen Focus Portfolios Insured Income Trust, Series 80 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Bonds listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information-General Information_Number of Units" in the Prospectus Part I for each Trust.

          3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus Part I for each Trust.

          4. The term "First Settlement Date" shall mean the date set forth in footnote 2 under "Summary of Essential Financial Information" in the Prospectus Part I for each Trust.

          5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for each Trust.

          6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial
               Information--Estimated Distributions--Monthly Distributions" in the Prospectus Part I for each Trust.

          7. The term "Semi-Annual Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions--Semi-Annual
               Distributions" in the Prospectus Part I for each Trust.

          8. The term "Semi-Annual Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial
               Information--Estimated Distributions--Semi-Annual Distributions" in the Prospectus Part I for each Trust.

          9. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for each Trust.

          10.  The words "long-term" in Section 3.14(a)(i) shall be deleted.

          11. The term "Insured Trust" shall mean a Trust which is comprised entirely of Pre-Insured Bonds and/or Bonds as to which such Trust has obtained Portfolio Insurance.

          12. The term "Uninsured Trust" shall mean any Trust other than an Insured Trust.

          13.  Section 2.06 shall not apply to any Uninsured Trust.

          14. Neither Section 3.14(a)(iv) nor Section 3.14(c) shall apply to any Uninsured Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                           By /s/ DOMINICK COGLIANDRO
                   -------------------------------------------
                               Executive Director


                      VAN KAMPEN INVESTMENT ADVISORY CORP.

                           By /s/ DOMINICK COGLIANDRO
                   -------------------------------------------
                               Assistant Treasurer


                              J.J. KENNY CO., INC.

                             By /s/ James R. Rieger
             ------------------------------------------------------
                                 Vice President


                              THE BANK OF NEW YORK

                              By /s/ Juliette Ayee
             -------------------------------------------------------
                               Assistant Treasurer



                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
              VAN KAMPEN FOCUS PORTFOLIOS, TAXABLE INCOME SERIES 17

         [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus Part I for each Trust.]